Exhibit 99.1

UAP HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

(unaudited)

	UAP Holding Corp.
	February 26, 2006	February 27, 2005
ASSETS
Current assets:
Cash and cash equivalents	$79,168	$48,204
Receivables, less allowance for doubtful accounts of $12,770 and $13,749	288,879	234,824
Inventories	730,771	697,134
Deferred income taxes	21,168	17,263
Vendor prepay	69,841	149,010
Other current assets	16,123	8,753

Total current assets	1,205,950	1,155,188
Property, plant and equipment	114,991	104,745
Less accumulated depreciation	(24,676)	(15,080)

Property, plant and equipment, net	90,315	89,665
Goodwill	27,167	34,645
Intangible assets, net	26,121	25,894
Deferred income taxes	9,951	6,967
Debt issue costs, net	17,155	20,259
Investment in unconsolidated affiliates	4,166	4,071
Other assets	1,085	653

Total assets	$1,381,910	$1,337,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$55
Accounts payable	819,071	822,867
Other accrued liabilities	73,962	72,164
Income taxes payable	—	3,252
Deferred income taxes	1,433	108

Total current liabilities	894,466	898,446
Long-term debt	306,339	295,948
Other non-current liabilities	1,890	2,871
Deferred income taxes	19,476	23,590
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, 90,000,000 shares authorized, 50,814,430 and 50,431,872 issued and outstanding, respectively	51	50
Management stock—rabbi trust	3,956	4,819
Additional paid-in capital	117,392	109,863
Retained (deficit) earnings	32,606	(1,535)
Accumulated other comprehensive income	5,734	3,290

Stockholders’ equity	159,739	116,487

Total liabilities and stockholders’ equity	$1,381,910	$1,337,342

UAP HOLDING CORP.

CONSOLIDATED STATEMENT OF EARNINGS

(dollars in thousands except earnings per share amounts)

(unaudited)

	Thirteen Weeks Ended February 26, 2006	Thirteen Weeks Ended February 27, 2005	Fiscal Year Ended February 26, 2006	Fiscal Year Ended February 27, 2005
Net sales	$290,331	$277,103	$2,727,789	$2,506,730

Costs and expenses:
Cost of goods sold	229,819	202,947	2,337,710	2,172,496

Gross profit	60,512	74,156	390,079	334,234
Selling, general and administrative expenses	56,661	48,405	273,023	255,983
(Gain) loss on sale of assets	225	(487)	(1,307)	(1,110)
Restructuring Costs	146	46	1,606	903
Royalties, service charges and other (income) and expenses	(8,688)	(7,805)	(29,427)	(26,652)

Operating income	12,168	33,997	146,184	105,110
Third party interest expense	9,161	9,835	37,340	43,601
Finance Related and Other Charges	330	5,409	330	17,062

Income from continuing operations before income taxes	2,677	18,753	108,514	44,447
Income tax expense (benefit)	(353)	6,337	42,137	15,635

Net income	$3,030	$12,416	$66,377	$28,812

Earnings per share:
Basic	$0.06	$0.25	$1.31	$0.60
Diluted	$0.06	$0.24	$1.27	$0.58

Weighted average shares outstanding:
Basic	50,629,432	50,389,350	50,494,690	48,041,306
Diluted	52,332,327	52,081,256	52,252,512	49,734,144

UAP HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(unaudited)

	UAP Holding Corp.
	Fiscal Year Ended February 26, 2006	Fiscal Year Ended February 27, 2005
Operations
Net Income	$66,377	$28,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,043	12,553
Amortization of intangibles	1,360	1,749
Amortization of debt issuance costs	4,400	5,424
Accretion of discount on notes	10,392	8,878
Gain on sales of fixed assets	(1,307)	(1,110)
Equity in earnings of unconsolidated affiliates	(95)	(113)
Stock compensation	792	—
Deferred taxes	(9,678)	11,243
Stock and stock option income tax benefits	4,866	3,413
Change in operating assets and liabilities:
Receivables	(53,070)	(63,519)
Inventories	(36,473)	(54,612)
Vendor prepay	79,169	(91,061)
Other current and noncurrent assets	7,859	14,086
Accounts payable, accrued liabilities and noncurrent liabilities	(23,558)	122,839

Net cash provided by (used for) operations	62,077	(1,418)

Investing
Acquisition payment to ConAgra Foods, Inc.	—	(58,236)
Additions to property, plant and equipment	(16,246)	(14,934)
Proceeds from sales of assets	2,354	4,489
Other investing activity	(1,350)	—

Net cash used for investing	(15,242)	(68,681)

Financing
Checks not yet presented	5,999	—
Net borrowings of revolving line of credit	(55)	55
Debt issuance costs	(1,297)	(2,015)
Long-term debt redemption	—	(21,500)
Series A preferred stock redemption	—	(34,620)
Proceeds from sales of common stock offering, net of costs	—	43,144
Proceeds from exercise of stock options	1,008	150
Common stock dividend	(22,708)	(40,000)

Net cash used for financing	(17,053)	(54,786)

Net change in cash and equivalents	29,782	(124,885)
Net effect of exchange rates on cash and equivalents	1,182	442

Net change in cash and cash equivalents	30,964	(124,443)
Cash and cash equivalents at beginning of period	48,204	172,647

Cash and cash equivalents at end of period	$79,168	$48,204

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$24,825	$31,837
Cash paid during the year for income taxes	$41,178	$18,670
Dividends declared but not yet paid	$9,528	$—